Exhibit 99.1
AdCare Health Systems Reports Third Quarter 2013 Results
Company Delivers 13.9% Sequential Increase in Quarterly EBITDAR to $5.4 Million;
Highest EBITDAR in Last Five Quarters
Quarterly Net Loss Narrows Significantly from Year-Ago Period and Sequentially

ATLANTA, GA, November 14, 2013—AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PA) a leading long-term care provider, reported results for the third quarter and nine months ended September 30, 2013.

Financial Highlights

•	Revenues up 5% to $55.9 million from $53.2 million in the year-ago period

•	Adjusted EBITDAR from continuing operations was $5.4 million (see “Use of Non-GAAP Financial Information,” below for more information)

•
AdCare’s financial results included a non-cash derivative gain of $2.0 million compared to a non-cash derivative loss of $2.1 million in the third quarter last year (see, "About the Derivative Liability," below for more information)

•
Board of Directors declared a quarterly cash preferred dividend payment of $0.68 per share on the Company's 10.875% Series A Cumulative Redeemable Preferred Stock which was paid on September 30, 2013 to holders of record at the close of business on September 20, 2013

•
Subsequent to the quarter end, completed a public offering of 500,000 shares of its 10.875% Series A Cumulative Redeemable Preferred Stock; $11.2 million net proceeds to be used for general corporate purposes; completed offering eliminates embedded derivative from financial statements

“The third quarter is our seasonally slowest quarter and yet we delivered solid revenue growth from the year ago period for both the third quarter and the first nine months of 2013,” said AdCare’s president and chief executive officer, Boyd P. Gentry. “Our EBITDAR continues to demonstrate the progress we are making and this quarter we generated the highest EBITDA and EBITDAR in five quarters - since Q2 of 2012. We have more than doubled Adjusted EBITDAR since Q4 of 2012; adjusted EBITDAR from continuing operations reached $5.4 million compared to $2.5 million for the fourth quarter of 2012. We narrowed our quarterly net loss attributable to AdCare Health stockholders significantly to $0.5 million from $4.5 million in the prior year period and sequentially from $7.0 million. We are on track to reduce our expense run-rate by nearly $1 million annually, primarily from new fixed-price contracts for certain expenses as well as eliminating some redundancy at the corporate level.”

Mr. Gentry added, “Profitability improved sequentially even though revenues decreased slightly due to the seasonality mentioned above. Additionally, we are laying the groundwork for an enhanced sales and marketing strategy that should begin to yield higher skilled mix in 2014. These anticipated improvements in census and mix, when combined with our continued careful expense control which are gaining traction should drive solid financial improvements in the coming quarters. We believe this progress will become even more evident as the non-recurring costs related to the Audit Committee review and inquiry and the restatement process dissipate. Audit committee investigation expenses decreased by more than $0.5 million sequentially from Q2 to Q3. We are encouraged by the progress we have made and look forward to continued profitable growth.”

Q3 and Nine Month 2013 Summary of Financial Results
Revenues in the third quarter of 2013 were $55.9 million, up 5% from $53.2 million in the same year-ago quarter. Revenue for the first nine months of 2013 increased by 18.5% to $168.5 million from $142.2 million in 2012.

Inclusive of a $302,000 charge related to the Audit Committee’s review and the Company’s restatement process, and a non-cash derivative gain of $2.0 million, net loss attributable to AdCare common stockholders in the third quarter of 2013 totaled $0.5 million or $(0.03) per basic and diluted share. This compares to a net loss of $4.5 million, or $(0.31) per basic and diluted share, in the same year-ago quarter, which included a non-cash derivative loss of $2.1 million. For the first nine months of 2013, the net loss attributable to AdCare common stockholders was $10.4 million or $(0.70) per basic and diluted share, versus a net loss of $7.0 million or $(0.50) per basic and diluted share in 2012.

“Quarterly cost of services declined to 82.5% of revenues in the third quarter of 2013 compared to 83.6% of revenues in the prior year quarter and also declined sequentially from 84.2% of revenues in the second quarter of 2013 due to successful facility optimization efforts,” commented Ronald Fleming, AdCare Health’s chief financial officer. “In addition, after the end of October, 2013 the non-cash derivative liability no longer impacts our financial statements so going forward we will be able to present results that no longer reflect this quarterly non-cash line item.”

Adjusted EBITDAR from continuing operations in the third quarter of 2013 totaled $5.4 million, up 6.3% compared to $5.0 million in the third quarter of 2012 and up 13.9% sequentially compared to the $4.7 million in the second quarter of 2013. Adjusted EBITDAR from continuing operations for the first nine months of 2013 totaled $14.0 million compared to $14.9 million for the first nine months of 2012 (see “Use of Non-GAAP Financial Information,” below for the definition of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations, each, non-GAAP financial measures, as well as an important discussion about the use of these measures and their reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

Cash and cash equivalents at September 30, 2013 totaled $12.7 million, as compared to $15.9 million at December 31, 2012.

Q3 2013 Total Facility Count
At the end of the third quarter of 2013, the Company, through its subsidiaries, operated or managed 47 facilities comprised of 43 skilled nursing centers, three assisted living residences and one independent living/senior housing facility, with a total of 4,781 beds/units in service. Of these 47 facilities, 26 are owned, nine are leased, 11 are managed for third parties and one is a consolidated variable interest entity. The facilities are located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio, Oklahoma and South Carolina.

Conference Call and Webcast
AdCare will hold a conference call to discuss its third quarter 2013 financial results later today, Thursday, November 14, 2013 at 4:30 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

•	Date and time: Thursday, November 14, 2013 at 4:30 p.m. ET

•	Dial-in number: 1-877-941-2069 (domestic) or 1-480-629-9713 (internationally)

•	Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (internationally). Please use passcode 4649187 to access the replay. The replay will be available until December 14, 2013.

•	Webcast link: www.adcarehealth.com or http://public.viavid.com/index.php?id=106804.

About the Derivative Liability
The derivative liability is the result of the Company issuing subordinated convertible promissory notes in 2010 that include an anti-dilution provision referred to as a “ratchet” provision. The derivative liability is a non-cash item. The notes are convertible into shares of common stock of the Company at a current conversion price of $3.73 that is subject to future reductions if the Company issues equity instruments at a lower price (the “ratchet” provision). Because there is no minimum conversion price, an indeterminate number of shares may be issued in the future. Accordingly, the Company determined an embedded derivative existed that was required to be bifurcated from the subordinated convertible promissory notes and accounted for separately as a derivative liability recorded at fair value. Pursuant to GAAP, the Company estimates the fair value of the derivative liability using the Black-Scholes Merton option-pricing model with changes in fair value being reported in the condensed consolidated statement of operations.

These notes, which had an original maturity date of October 26, 2013, were extended to August 29, 2014 and the anti-dilution provision was eliminated so there will not be a derivative gain or loss recorded after Q4 13. At maturity, the Company will be required to redeem the notes for cash (unless they are earlier converted into common stock at the option of the holder). If the notes are converted to common stock, the debt will be extinguished, the current fair market value of the common stock will be reflected as common stock and additional paid-in capital, and there may be a resulting gain or loss on the debt extinguishment.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PA) is a recognized provider of senior living and health care facility management. AdCare owns and manages, long-term care facilities and retirement communities, and since the Company’s inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements regarding drivers of operational growth; (ii)

statements regarding expense reductions and expense run-rate; (iii) statements regarding improvements in the admissions process; (iv) statements regarding financial and operational improvements; and (v) statements regarding the Company’s current plans to issue equity instruments. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, AdCare’s ability to refinance its current debt on more favorable terms, AdCare’s ability to expand its borrowing arrangement with certain existing lenders, AdCare’s ability to raise equity capital, AdCare’s ability to improve operating results, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.
References to the consolidated Company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the Company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines: (i) “Adjusted EBITDA from continuing operations “ as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss and other non-routine adjustments.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges and other non-routine adjustments.

The Company believes these measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:

They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and
They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.

Company Contacts                Investor Relations
Boyd Gentry, CEO                Brett Maas, Managing Partner
AdCare Health Systems, Inc.            Hayden IR
Tel (678) 869-5116                Tel (646) 536-7331
info@adcarehealth.com            brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Patient care revenues	$55,344	$52,633	$166,986	$140,522
Management revenues	521	588	1,529	1,637
Total revenues	55,865	53,221	168,515	142,159

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	46,102	44,475	141,219	115,645
General and administrative expense	4,583	3,957	14,017	12,204
Audit committee investigation expense	302	—	2,284	—
Facility rent expense	1,761	1,775	5,256	5,278
Depreciation and amortization	1,888	1,760	5,558	4,730
Salary retirement and continuation costs	5	38	154	38
Total expenses	54,641	52,005	168,488	137,895

Income from Operations	1,224	1,216	27	4,264

Other Income (Expense):
Interest expense, net	(3,462)	(3,695)	(10,253)	(9,475)
Acquisition costs, net of gains	(33)	(342)	(607)	(1,160)
Derivative gain (loss)	1,989	(2,105)	2,178	(1,342)
(Loss) gain on extinguishment of debt	(6)	500	(33)	500
(Loss) gain on disposal of assets	(6)	—	(10)	2
Other income (expense)	15	(229)	15	(258)
Total other expense, net	(1,503)	(5,871)	(8,710)	(11,733)

Loss from Continuing Operations Before Income Taxes	(279)	(4,655)	(8,683)	(7,469)
Income tax benefit (expense)	54	(111)	(24)	(132)
Loss from Continuing Operations	(225)	(4,766)	(8,707)	(7,601)

(Loss) Income from Discontinued Operations, Net of Tax	(188)	126	(1,402)	203
Net Loss	(413)	(4,640)	(10,109)	(7,398)

Net Loss Attributable to Noncontrolling Interests	195	134	629	420
Net Loss Attributable to AdCare Health Systems, Inc.	(218)	(4,506)	(9,480)	(6,978)

Preferred stock dividend	(306)	—	(918)	—
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(524)	$(4,506)	$(10,398)	$(6,978)

Net (loss) income per Common Share attributable to AdCare Health Systems, Inc.
Common Stockholders -
Basic:
Continuing Operations	(0.02)	(0.32)	(0.61)	(0.51)
Discontinued Operations	(0.01)	0.01	(0.09)	0.01
	$(0.03)	$(0.31)	$(0.70)	$(0.50)

Diluted:
Continuing Operations	(0.02)	(0.32)	(0.61)	(0.51)
Discontinued Operations	(0.01)	0.01	(0.09)	0.01
	$(0.03)	$(0.31)	$(0.70)	$(0.50)

Weighted Average Common Shares Outstanding:
Basic	14,962	14,498	14,805	13,825
Diluted	14,962	14,498	14,805	13,825

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,724	$15,937
Restricted cash and investments	3,473	1,742
Accounts receivable, net of allowance of $5,372 and $3,729	24,305	26,037
Prepaid expenses and other	1,519	489
Assets of disposal group held for sale	400	6,159
Total current assets	42,421	50,364

Restricted cash and investments	11,361	7,215
Property and equipment, net	149,676	151,064
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	5,446	6,844
Goodwill	5,023	5,023
Lease deposits	1,694	1,720
Deferred loan costs, net	4,877	6,137
Other assets	22	3,611
Total assets	$222,991	$234,449

LIABILITIES AND EQUITY

Current liabilities:
Current portion of notes payable and other debt	$21,634	$6,941
Revolving credit facilities and lines of credit	3,111	1,498
Current portion of convertible debt, net of discount	13,803	10,948
Accounts payable	23,054	19,503
Accrued expenses	13,799	13,730
Liabilities of disposal group held for sale	93	3,662
Total current liabilities	75,494	56,282

Notes payable and other debt, net of current portion:
Senior debt	101,316	112,160
Bonds, net of discounts	12,940	16,088
Revolving credit facilities	6,167	7,706
Convertible debt	7,500	12,009
Other debt	231	864
Derivative liability	929	3,630
Other liabilities	1,516	1,394
Deferred tax liability	77	104
Total liabilities	206,170	210,237

Commitments and contingency

Preferred stock, no par value; 1,000 shares authorized; 450 shares issued and outstanding	9,159	9,159

Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 29,000 shares authorized; 15,319 and 14,659 issued and outstanding	45,280	41,644
Accumulated deficit	(36,151)	(25,753)
Total stockholders’ equity	9,129	15,891
Noncontrolling interest in subsidiaries	(1,467)	(838)
Total equity	7,662	15,053
Total liabilities and equity	$222,991	$234,449

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
TRAILING SIX QUARTERS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013
Revenues:
Patient care revenues	$46,390	$52,633	$53,031	$55,719	$55,923	$55,344
Management revenues	525	588	519	510	498	521
Total revenues	46,915	53,221	53,550	56,229	56,421	55,865

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	36,476	44,475	46,556	47,622	47,495	46,102
General and administrative expense	4,295	3,957	4,800	4,928	4,505	4,583
Audit committee investigation expense	—	—	—	1,134	848	302
Facility rent expense	1,745	1,775	1,790	1,737	1,758	1,761
Depreciation and amortization	1,426	1,760	1,973	1,803	1,867	1,888
Salary retirement and continuation costs	—	38	5	—	149	5
Total expenses	43,942	52,004	55,125	57,224	56,622	54,641

Income (Loss) from Operations	2,973	1,217	(1,575)	(995)	(201)	1,224

Other Income (Expense):
Interest expense, net	(3,280)	(3,695)	(3,749)	(3,436)	(3,355)	(3,462)
Acquisition costs, net of gains	(524)	(342)	(802)	(97)	(477)	(33)
Derivative gain (loss)	352	(2,105)	(399)	2,136	(1,947)	1,989
Gain (loss) on extinguishment of debt	—	500	—	(2)	(25)	(6)
Loss on disposal of assets	—	—	—	—	(4)	(6)
Other income (expense)	(13)	(229)	134	—	—	15
Total other expense, net	(3,465)	(5,871)	(4,816)	(1,399)	(5,808)	(1,503)

Loss from Continuing Operations Before Income Taxes	(492)	(4,655)	(6,392)	(2,394)	(6,009)	(279)
Income tax benefit (expense)	(18)	(111)	35	(78)	—	54
Loss from Continuing Operations	(510)	(4,766)	(6,357)	(2,472)	(6,009)	(225)

Income (Loss) Income from Discontinued Operations, Net of Tax	163	126	6,213	(278)	(936)	(188)
Net Loss	(347)	(4,640)	(144)	(2,750)	(6,945)	(413)

Net Loss Attributable to Noncontrolling Interests	142	134	236	192	241	195
Net Loss Attributable to AdCare Health Systems, Inc.	(205)	(4,506)	92	(2,558)	(6,704)	(218)

Preferred stock dividend	—	—	(156)	(306)	(306)	(306)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(205)	$(4,506)	$(64)	$(2,864)	$(7,010)	$(524)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013

Net loss	$(347)	$(4,640)	$(144)	$(2,750)	$(6,945)	$(413)
Impact of discontinued operations	(163)	(126)	(6,213)	278	936	188
Net loss from continuing operations	(510)	(4,766)	(6,357)	(2,472)	(6,009)	(225)
Interest expense, net	3,280	3,695	3,749	3,436	3,355	3,462
Income tax expense (benefit)	18	111	(35)	78	—	(54)
Amortization of stock based compensation	182	269	356	260	291	186
Depreciation and amortization	1,426	1,760	1,973	1,803	1,867	1,888
Acquisition costs, net of gain	524	342	802	97	477	33
(Gain) loss on extinguishment of debt	—	(500)	—	2	25	6
Derivative (gain) loss	(352)	2,105	399	(2,136)	1,947	(1,989)
Loss on disposal of assets	—	—	—	—	4	6
Audit committee investigation expense	—	—	—	1,134	848	302
Other expense (income)	—	218	(134)	—	—	(15)
Salary retirement and continuation costs	—	38	5	—	149	5
Adjusted EBITDA from continuing operations	4,568	3,272	758	2,202	2,954	3,605
Facility rent expense	1,745	1,775	1,790	1,737	1,758	1,761
Adjusted EBITDAR from continuing operations	$6,313	$5,047	$2,548	$3,939	$4,712	$5,366

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTARY SCHEDULES
(Unaudited)

	2012					2013

End of Period Data	Q1	Q2	Q3	9 Mo. YTD	Q4	Q1	Q2	Q3	9 Mo. YTD

Number of Facilities
SNF
Owned	17	18	21	21	24	24	24	24	24
Leased	9	9	9	9	9	9	9	9	9
VIE	—	—	—	—	—	—	—	—	—
Managed	10	10	10	10	10	10	10	10	10
ALF
Owned	2	2	2	2	2	2	2	2	2
VIE	1	1	1	1	1	1	1	1	1
Managed	—	—	—	—	—	—	—	—	—
IL
Managed	1	1	1	1	1	1	1	1	1
Total	40	41	44	44	47	47	47	47	47

Number of Operational Beds
SNF
Owned	1,870	1,947	2,311	2,311	2,579	2,579	2,579	2,579	2,579
Leased	1,090	1,090	1,090	1,090	1,090	1,090	1,090	1,090	1,090
VIE	—	—	—	—	—	—	—	—	—
Managed	813	813	813	813	813	813	813	813	813
ALF
Owned	112	112	112	112	112	112	112	112	112
VIE	104	104	104	104	104	104	104	104	104
Managed	—	—	—	—	—	—	—	—	—
IL
Managed	83	83	83	83	83	83	83	83	83
Total	4,072	4,149	4,513	4,513	4,781	4,781	4,781	4,781	4,781

SNF + ALF % Owned	65.7%	66.5%	69.9%	69.9%	71.9%	71.9%	71.9%	71.9%	71.9%
SNF + ALF % Leased	34.3%	33.5%	30.1%	30.1%	28.1%	28.1%	28.1%	28.1%	28.1%

Revenue Mix % (b)
Skilled (c)	31.1%	30.0%	26.7%	29.1%	30.5%	32.3%	31.5%	28.8%	30.9%
Medicaid	52.8%	53.6%	56.5%	54.5%	53.0%	51.7%	52.9%	53.4%	52.6%
Private + Other	16.1%	16.5%	16.7%	16.5%	16.6%	16.0%	15.7%	17.8%	16.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Patient Days (b)
Skilled (c)	29,814	31,601	32,169	93,584	37,150	40,794	40,360	35,828	116,982
Medicaid	140,265	154,704	177,601	472,570	173,813	178,768	185,292	188,268	552,328
Private + Other	36,272	39,529	45,313	121,114	45,933	46,806	45,353	48,698	140,857
Total	206,351	225,834	255,083	687,268	256,896	266,368	271,005	272,794	810,167

Patient Day Mix % (a)
Skilled (c)	15.5%	14.9%	13.4%	14.5%	15.3%	16.2%	15.7%	13.8%	15.2%
Medicaid	71.9%	72.3%	73.2%	72.5%	71.1%	70.3%	71.5%	72.0%	71.3%
Private + Other	12.6%	12.8%	13.4%	13.0%	13.6%	13.5%	12.8%	14.1%	13.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue Rates Per Patient Day (a)
Skilled (c)	$432.82	$439.89	$437.38	$436.77	$434.83	$441.70	$436.07	$444.92	$440.75
Medicaid	$157.12	$161.35	$168.17	$162.67	$162.11	$161.59	$160.18	$157.66	$159.78
Private + Other	$174.23	$172.33	$167.69	$171.09	$174.73	$176.48	$175.86	$176.17	$176.17
Weighted Average Total	$210.09	$213.88	$214.26	$212.89	$214.10	$216.58	$213.46	$209.61	$213.19

Average Daily Census (b)
Skilled (c)	379	353	356	390	434	453	444	389	429
Medicaid	1,785	1,727	1,963	1,969	2,029	1,986	2,033	2,046	2,023
Private + Other	462	441	501	505	536	520	501	529	516
Total Average Daily Census	2,627	2,522	2,820	2,864	2,999	2,960	2,978	2,965	2,968

Occupancy (b)	82.7%	77.5%	78.0%	79.2%	77.2%	76.2%	76.7%	76.3%	76.4%

(in '000)
Total Revenue (b)	$42,023	$46,915	$53,221	$142,159	$53,550	$56,229	$56,421	$55,865	$168,515
Adjusted EBITDAR (b)	$3,552	$6,313	$5,047	$14,912	$2,548	$3,939	$4,712	$5,366	$14,017
Adjusted EBITDA (b)	$1,793	$4,568	$3,272	$9,633	$758	$2,202	$2,954	$3,605	$8,761

(a) Skilled Nursing Only - Excludes Managed Facilities
(b) AdCare Consolidated Incorporating Discontinued Operations for all periods presented
(c) Skilled is defined as Medicare A + Managed Care RUGS